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                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE

                             Due September 30, 1998


$1,000,000                                                  The Woodlands, Texas
                                                              September 24, 1997

     THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION. THE HOLDER, BY ACCEPTANCE HEREOF, AGREES TO PROVIDE MAKER WITH SUCH DOCUMENTS AND ASSURANCES AS MAKER MAY REQUEST WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS PRIOR TO REGISTRATION OF ANY PURPORTED TRANSFER OR ASSIGNMENT OF THIS INSTRUMENT.

     For value received, the undersigned, XPLOR Energy, Inc., a Delaware corporation (the "Maker"), promises to pay Philip V. Duggan ("Payee"), the principal sum of One Million and No/100 Dollars ($1,000,000.00), without interest, on September 30, 1998, payable in lawful money of the United States of America; provided, however, the entire principal sum evidenced by this Promissory Note shall become immediately due and payable upon the closing of the sale for cash of equity securities of Maker in a firm commitment underwritten public offering by Maker registered under the Securities Act of 1933, as amended.

     Maker may prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty.

     If any amount of the principal payable hereunder is not paid when due, at maturity or upon acceleration, such amount shall bear interest at the rate of twelve percent (12%) per annum, accrued from the due date to the day on which such default is cured to the satisfaction of the holder hereof. All such past due sums shall be paid at the time of, and as a condition precedent to the curing of, any default hereunder.

     Upon any distribution of assets of Maker upon the dissolution, winding up, liquidation or reorganization of Maker, or in the event of the default of Maker under any indebtedness for borrowed money, the payment of the principal and any interest on this Promissory Note shall be subordinated in right of payment to the prior payment in full of all other indebtedness of Maker.

     This Promissory Note is one of a series of promissory notes of Maker in the aggregate principal amount of $3.0 million ("Acquisition Notes") which are issued pursuant to that certain
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Acquisition Agreement and Plan of Organization ("Agreement") dated August 19,
1997, and shall be subject to the terms of the Agreement.

     To secure payment and performance of this Promissory Note and the other Acquisition Notes, Maker hereby grants to and in favor of R. A. Krenzke, as agent ("Agent") for and on behalf of the holders of the Acquisition Notes, a security interest covering all of Maker's right, title and interest in the INEXS Shares (as defined in the Agreement), and any and all products or proceeds thereof ("Collateral"). The security interest granted by the preceding sentence shall be subordinate to the rights of Credit Lyonnais New York Branch and its successors and assigns ("Lender"), who shall be granted a security interest in the Collateral, as security for certain debt of affiliates of Maker owing to Lender ("Debt"), that will be first and superior in all respect to the rights of the holders of this Promissory Note (and the other Acquisition Notes) in accordance with the terms and provisions of that certain Subordination Agreement of even date herewith by and among Lender, Payee, Agent, Maker and the holders of the other Acquisition Notes.

     To induce holder to accept this Note, Maker hereby agrees as follows: (i) unless the advance approval of Agent is obtained approving a proposed deviation, INEXS (as defined in the Agreement) shall be operated in the ordinary course and substantially as INEXS' business activities are conducted as of the date hereof;
(ii) without the advance approval of Agent, Maker shall not sell, assign, exchange, or transfer the Collateral, or cause to be sold all or substantially all of the assets of INEXS, except as security for the Debt; and (iii) no bankruptcy, dissolution, liquidation or other similar proceeding shall be filed by, against or on behalf of Maker that is not dismissed within thirty (30) days.

     Maker and all endorsers, sureties, guarantors, and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of non-payment. Said parties consent to any extension of time (whether one or more) of payment hereof, and renewal (whether one or more) hereof, and any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made without notice to any such party and without discharging such party's liability hereunder. Maker and the Payee stipulate and agree that none of the terms and provisions hereof shall ever be construed as a contract to pay for the use, forbearance or detention of money, providing for interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law.

     Notwithstanding anything to the contrary contained in this Promissory Note, the holder hereof shall not be entitled to obtain a deficiency judgment against the Maker for the payment of principal and any interest on this Promissory Note.

     THIS PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE INTERPRETED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF TEXAS.

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     IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered on its behalf by its duly authorized representative on this 24th day of September, 1997.

                              XPLOR ENERGY, INC.


                              By: /s/ Steven W. Nance
                                  -----------------------------------
                                  Steven W. Nance,
                                  President and Chief Executive Officer

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